Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-198158) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(2)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, and
(3)Registration Statement (Form S-3ASR No. 333-230546) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.

of our reports dated February 22, 2022, with respect to the consolidated financial statements of Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the effectiveness of internal control over financial reporting of Hannon Armstrong Sustainable Infrastructure Capital, Inc. included in this Annual Report (Form 10‑K) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Tysons, Virginia
February 22, 2022

Exh. 23.1-1